UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 2, 2020

Aptose Biosciences Inc.
(Exact Name of Registrant as Specified in Charter)

Canada	001-32001	98-1136802
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

251 Consumers Road, Suite 1105, Toronto, Ontario, Canada M2J 4R3
(Address of Principal Executive Offices) (Zip Code)

647-479-9828
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	APTO	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 2, 2020, Aptose Biosciences Inc., or the “Corporation”, held its Annual General Meeting of Shareholders.  At the meeting, shareholders voted in favor of all items of business, as indicated below:

Proposal No. 1—Election of Directors

The Corporation’s shareholders voted to elect the following persons to the board of directors of the Corporation, each to serve until the 2020 Annual General Meeting:

Nominee	Votes For	% Votes For	Votes Withheld	%Votes Withheld	Broker Non-Votes
Ms. Carol G. Ashe	31,350,450	99.84	49,262	0.16	24,436,643
Dr. Denis Burger	27,579,743	87.83	3,819,969	12.17	24,436,643
Ms. Caroline M. Loewy	31,350,772	99.84	48,940	0.16	24,436,643
Dr. Erich Platzer	31,357,321	99.86	42,391	0.14	24,436,643
Dr. William G. Rice	31,260,354	99.56	139.358	0.44	24,436,643
Dr. Mark D. Vincent	31,358,492	99.87	41,220	0.13	24,436,643
Mr. Warren Whitehead	31,358,562	99.87	41,150	0.13	24,436,643

Proposal No. 2—Appointment of Independent Registered Public Accounting Firm

The Corporation’s shareholders voted to approve the appointment of KPMG LLP as the independent registered public accounting firm of the Corporation until the next annual shareholders’ meeting or until a successor is named.

Votes For	% Votes For	Vote Against	% Votes Against	Abstain	Broker Non-Votes
55,511,353	99.42	88,739	0.16	236,263	0

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1. Press release, dated June 2, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aptose Biosciences Inc.

Date: June 2, 2020	By:	/s/ Gregory K. Chow
Gregory K. Chow
Senior Vice President and Chief Financial Officer